Exhibit 10.1

SYNCHRONY FINANCIAL

FORM OF DEFERRED COMPENSATION PLAN

This document constitutes the Synchrony Financial Deferred Compensation Plan (the “Plan”). The Plan is intended to provide to certain key employees of Synchrony Financial, a Delaware corporation (the “Company”), and participating Affiliates the opportunity to defer the receipt of a portion of their compensation otherwise payable by the Company or such Affiliates. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and Department of Labor Regulation §2520.104-23, and is intended to satisfy the requirements of section 409A(a)(2), (3) and (4) of the Code.

1. Definitions. As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Plan Administrator.

(b) “Age Election” has the meaning set forth in Section 2(e)(ii).

(c) “Beneficiary” means the person or entity designated by a Participant in the manner determined by the Plan Administrator to receive the Participant’s benefit under the Plan in the event of the Participant’s death.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means any of the following events, but only if such event constitutes a “change in control event” for purposes of Treasury Regulation section 1.409A-3(i)(5):

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(e); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) during any twelve (12) month period, the cessation of individuals who constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company during such twelve (12) month period whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding anything to the contrary in the foregoing, (i) for so long as General Electric Company and its affiliates beneficially own a majority of the Outstanding Common Stock, no Change in Control shall be deemed to have occurred, (ii) any transaction pursuant to which common stock of the Company is transferred from one wholly-owned subsidiary of General Electric Company to another wholly-owned subsidiary of General Electric Company shall not be deemed to be a Change in Control, and (iii) the transactions pursuant to which General Electric Company and its affiliates reduce their ownership of common stock of the Company shall not constitute a Change in Control; provided that in connection with any such transaction no other Person acquires beneficial ownership of common stock of the Company in an amount that would constitute a Change in Control pursuant to subsection (i) of this Section 1(e).

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company” means Synchrony Financial, a Delaware corporation.

(h) “Deferral Election” means an election to defer all or a portion of an Eligible Employee’s compensation.

(i) “Deferred Compensation Account” has the meaning set forth in Section 3.

(j) “Effective Date” means January 1, 2015.

(k) “Eligible Employee” means any employee of an Employer whose role is in the “Executive Band” or higher, “Grade 15” or above, or any comparable role or position (including any similar role or position if an Employer does not use the foregoing designations), all as determined by the Plan Administrator, in its sole discretion, other than any employee who is a nonresident alien (within the meaning of section 7701(b)(1)(B) of the Code) or is a resident of Puerto Rico. If an employee who satisfies this definition of “Eligible Employee” incurs, during any calendar year, (i) a change in role or position that would cause such employee to no longer be an Eligible Employee, or (ii) a transfer of employment to an Affiliate that is not an Employer, such employee shall continue to be considered an Eligible Employee with respect to any compensation earned with respect to such calendar year.

(l) “Employer” means the Company and any Affiliate who has adopted the Plan with the consent of the Company.

(m) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(n) “Participant” means an Eligible Employee who has made a Deferral Election and has had a portion of his or her compensation deferred under the Plan. Any person who becomes a Participant shall continue to be a Participant until his entire benefit under the Plan has been paid to, or on behalf, of such person.

(o) “Plan Administrator” means the Chief Human Resources Officer or other person holding the most senior position in the human resources department of the Company.

(p) “Separation from Service” means a “separation from service” as defined in Treasury Regulation section 1.409A-1(h).

2. Deferral Elections.

(a) In General. Each Deferral Election shall indicate the following: (i) the percentage and types of eligible compensation to be deferred (ii) the time such deferred compensation shall be paid to, or on behalf of, the Participant, and (iii) the form in which such payment shall be made. An Eligible Employee’s Deferral Elections shall remain in effect until cancelled or modified.

(b) Timing of Elections.

(i) Annual Elections. Except as set forth in paragraph (ii) below, Deferral Elections shall be made on or before the December 31 (or such other date, as determined by the Plan Administrator) of the year prior to the calendar year to which the Deferral Election applies. Any Deferral Election under this paragraph shall (i) be irrevocable, except as otherwise determined by the Plan Administrator; provided, however, that in no event may such a Deferral Election be modified or revoked after December 31st of the year prior to the year in which such election is to be effective, and (ii) apply only with respect to compensation for services performed during the calendar year following the calendar year in which such election is made.

(ii) Initial Eligibility. With respect to any individual who (1) first becomes an Eligible Employee after January 1 of any year, and (2) is not already eligible to participate in another nonqualified deferred compensation plan that would be aggregated with the Plan for purposes of section 409A of the Code, such Eligible Employee may make an initial Deferral Election no later than the thirtieth (30th) day after the date on which such individual becomes an Eligible Employee. Any Deferral Election under this paragraph shall (i) be irrevocable, and (ii) apply only with respect to compensation for services performed (y) after the date such election is effective, and (z) during the calendar year in which such election was made.

(c) Compensation Subject to Elections. A Deferral Election shall specify the portion of an Eligible Employee’s compensation that shall be deferred under the Plan, in accordance with the following (and, in each case, only if permitted by the Plan Administrator): (i) up to 80% (or such lower percentage, as determined by the Plan Administrator), in whole percentage increments, of the Eligible Employee’s base salary, (ii) up to 80% (or such lower percentage, as determined by the Plan Administrator), in whole percentage increments, of any bonus payable to the Eligible Employee, and (iii) all or a portion (as determined by the Plan Administrator) of such other compensation as may be payable to the Participant, as determined by the Plan Administrator.

(d) Form of Distributions. A Deferral Election shall indicate that the compensation subject to such Deferral Election (as adjusted for earnings equivalents) shall be paid in one of the following forms:

(i) Lump sum payment, or

(ii) Ten (10) annual installments. The amount of each such installment shall, subject to Section 5, be equal to the balance of the portion of the Participant’s Deferred Compensation Account attributable to such Deferral Election, determined as of the close of business on the day before the distribution, divided by the number of remaining installments.

(e) Time of Distributions. A Deferral Election shall indicate that the compensation subject to such deferral election (as adjusted for earnings equivalents) shall be paid during the later of:

(i) The month following the six (6) month anniversary of the Participant’s Separation from Service; and

(ii) The month in which the Participant attains age 55, 60, 65 or 70, as elected by the Participant (the “Age Election”).

(f) Subsequent Deferral Elections. Subject to rules established by the Plan Administrator, a Participant may modify the “Form of Distribution” and/or the “Age Election” components of his or her Deferral Election (a “Subsequent Deferral Election”) in accordance with the following:

(i) a Participant may only make one (1) Subsequent Deferral Election with respect to each Deferral Election;

(ii) the Subsequent Deferral Election must be made at least twelve (12) months prior to the date on which the Participant would have received a distribution had no Subsequent Deferral Election been made;

(iii) the Subsequent Deferral Election will not take effect until twelve (12) months after such Subsequent Deferral Election was made;

(iv) the Subsequent Deferral Election will cause the Participant to receive a distribution no earlier than the fifth (5th) anniversary of the date the Participant would have received a distribution had no Subsequent Deferral Election been made; and

(v) the Subsequent Deferral Election will be irrevocable.

(g) Default Elections. If a Deferral Election does not indicate a valid time of distribution, the Participant shall be deemed to have elected to receive the compensation subject to such Deferral Election on the six (6) month anniversary of the Participant’s Separation from Service. If a Participant’s Deferral Election does not indicate a valid form of distribution, the Participant shall be deemed to have elected to receive the compensation subject to such deferral in the form of a lump sum payment.

3. Deferred Compensation Accounts. The Company shall establish on its books an account (a “Deferred Compensation Account”). Each Deferred Compensation Account shall be divided into a separate subaccount with respect to each Deferral Election made by the Eligible Employee. Each subaccount shall be credited with the amount deferred for the year to which such Deferral Election applies. Each subaccount shall also be credited or debited with the amount (“earnings equivalents”) equal to the rate of return or loss, as the case may be, attributable to the Participant’s earnings elections. Deferred Compensation Accounts and the respective subaccounts shall be for bookkeeping purposes only, and neither the Company nor any Affiliate shall be obligated to set aside or segregate any assets in respect of such accounts.

4. Earnings Elections. The Plan Administrator shall from time to time designate two or more investment benchmarks, the rates of return or loss of which, based upon a Participant’s earnings election, shall be used to determine the rate of return or loss to be credited to the subaccounts established within the Participant’s Deferred Compensation Account. A Participant’s earnings election shall specify the percentages (in whole percentage increments) of the investment benchmarks that shall be used to determine the rate of return or loss applicable to his or her Deferred Compensation Account, and the Participant may change his or her earnings election at such time and in such manner as shall be specified by the Plan Administrator, from time to time.

5. Distribution.

(a) In General. Subject to the remaining subsections of this Section 5, distributions of amounts credited to a Participant’s Deferred Compensation Account shall be made at the time and in the manner indicated in such Participant’s Deferral Elections, taking into account any valid Subsequent Deferral Election. The amount of any distribution pursuant to this Section 5 shall be reduced by any amount required by law to be deducted or withheld, including income tax withholding.

(b) Distributions in the Event of Death. In the event of a Participant’s death, the balance of the Participant’s Deferred Compensation Account, if any, shall be distributed to the Participant’s Beneficiary in a single lump sum within ninety (90) days following the Participant’s death; provided, however, that if installment payments have commenced to the Participant, then all amounts subject to such installment payments shall continue to the Participant’s Beneficiary.

(c) Small Amount Cash-Outs. Notwithstanding anything herein to the contrary, if the balance of a Participant’s Deferred Compensation Account is, at any time following the Participant’s Separation from Service equal to or less than the then applicable amount prescribed by section 402(g) of the Code, then the balance of the Deferred Compensation Account will be paid to the Participant or his or her Beneficiary, as applicable, in a lump sum during the later of (i) the month following the six (6) month anniversary of the Participant’s Separation from Service, and (ii) the calendar month following the date such balance is determined to be equal to or less than such applicable amount.

(d) Distributions in the Event of a Change in Control. In the event of a Change in Control, the balance of the Participant’s Deferred Compensation Account, if any, shall be distributed to the Participant or his or her Beneficiary, as applicable, in a single lump sum within ninety (90) days following such Change in Control.

6. Amendment and Termination. The Plan may be amended or terminated at any time by the Management Development and Compensation Committee of the Board (or a duly authorized delegate thereof), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of a Participant in respect of amounts credited to his or her Deferred Compensation Account as of the date of such amendment or termination; provided, however, that the distribution of Deferred Compensation Accounts in connection with an amendment or termination of the Plan or any amendment to Section 7(c) in respect of the Company’s obligation to establish or fund a trust upon a Change in Control shall be deemed not to constitute a reduction of, or to otherwise adversely affect, a Participant’s rights in respect of amounts credited to his or her Deferred Compensation Account. The Plan Administrator shall have the right to amend the Plan at any time if such amendment (a) is required or advisable to satisfy or conform to any law or regulation or (b) is administrative in nature.

7. Application of ERISA.

(a) Plan Not Funded. The Plan shall not be a funded plan, and neither the Company nor any Affiliate shall be under any obligation to set aside any funds for the purpose of making payments under the Plan. Any payments hereunder shall be made out of the general assets of the Company.

(b) Trust. The Company may establish a trust subject to sections 671, et seq., of the Code to hold assets for the purposes of satisfying the Company’s obligations under the Plan. Such trust shall not permit a reversion of any assets of the Company or any Affiliate following a Change in Control. Neither the establishment of, or the contribution of assets to, any such trust shall relieve the Company of its liabilities hereunder, but such liabilities shall be reduced to the extent of any assets paid by such trust to a Participant.

(c) Funding upon a Change in Control. Upon a Change in Control, the Company shall establish the trust described in Section 7(b) to the extent such a trust has not already been established, and the Company shall deposit in such trust assets sufficient to satisfy its obligations under the Plan, determined as of the date of the Change in Control.

8. Administration. (a) Except as otherwise provided herein, the Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate all or any of his or her authority hereunder. The Plan Administrator shall be charged with the administration of the Plan and shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. Benefits will be paid under the Plan only if the Plan Administrator decides in its sole discretion that an individual is entitled to such benefits.

(b) Subject to the terms of the Plan and applicable law, the Plan Administrator shall have full power and authority to:

(i) interpret and administer the Plan and any instrument or agreement relating to the Plan;

(ii) establish, amend, suspend, or waive rules and guidelines of the Plan;

(iii) appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(iv) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan; and

(v) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Plan Administrator, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant and any employee of the Company or of any Affiliate.

9. Claims Procedure.

(a) If any Participant or distributee believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received, such Participant or distributee or his or her authorized representative may file a claim with the most senior employee of the Company and its Affiliates whose responsibilities and duties are primarily related to compensation matters (the “Claims Administrator”) or such other employee of the Company which from time to time assumes the responsibilities with respect to the Plan which are allocated to the Claims Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Claims Administrator shall review the claim and, unless special circumstances require an extension of time, within ninety (90) days after receipt of the claim, give written notice by registered or certified mail to the claimant of his or her decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial ninety (90) day period and in no event shall such an extension exceed ninety (90) days. The notice of the decision of the Claims Administrator with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan and the time limits applicable to such procedure, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination upon review. The Claims Administrator also shall advise the claimant that such claimant or his or her duly authorized representative may request a review by the Plan Administrator of the denial by filing with the Plan Administrator within sixty (60) days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed, within the same sixty (60) day period, that he or she (a) may be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claims for benefits and (b) may submit written comments, documents, records and other information relating to the claim for benefits to the Plan Administrator. If a request is so filed, review of the denial shall be made by the Plan Administrator within, unless special circumstances require an extension of time, sixty (60) days after receipt of such request, and the claimant shall be given written notice of the Plan Administrator’s final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial sixty (60) day period and in no event shall such an extension exceed sixty (60) days. The review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The notice of the Plan Administrator’s final decision shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim and a statement that the claimant has the right to bring a civil action under section 502(a) of ERISA.

(b) No legal action for benefits or eligibility under the Plan or otherwise related to the Plan, including without limitation any lawsuit, may be brought by an Eligible Employee if he or she has not timely filed a claim and a review for such benefits or other matter pursuant to Section 9(a) and otherwise exhausted all administrative remedies under the Plan. No legal action, including without limitation any lawsuit, may be brought in connection with any matter related to the Plan more than one (1) year after the date the Plan Administrator provides written notice of its final decision on the underlying claim.

10. Dispute Resolution. The parties will settle any dispute, controversy or claim arising out of or related to the Plan or any benefits hereunder in accordance with the terms of any then effective Company alternative dispute resolution procedure (which may, from time to time, be referred to as “Solutions”) to the extent such dispute, controversy or claim is covered by such procedure.

11. Nonassignment of Benefits. It shall be a condition of the payment of benefits under the Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic law (including community property law). If any person shall endeavor or purport to make any such assignment, alienation or transfer, the amount otherwise provided hereunder, which is the subject of such assignment, alienation or transfer, shall cease to be payable to any person.

12. No Guaranty of Employment. Nothing contained in the Plan shall be construed as a contract of employment between any the Company or any Affiliate and any individual or as conferring a right on any individual to be continued in the employment of the Company or any Affiliate.

13. Miscellaneous. (a) FICA Taxes. Notwithstanding Section 2, all federal and state income taxes and the tax imposed by section 3121 of the Code with respect to any amount deferred pursuant to the Plan shall be withheld and contributed from the portion of the Participant’s salary not deferred pursuant to the Plan at the time and in the manner prescribed by law.

(b) Successors; Binding Agreement. The Plan shall inure to the benefit of and be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of the Company and the Participants, and any successor to the Company or an Affiliate.

(c) Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(d) Notices. Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

(e) Employment with Affiliates. For purposes of the Plan, employment with the Company shall include employment with any of the Affiliates.

(f) Governing Law and Venue; Validity. The Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by Federal law, which shall otherwise control. To the extent any claim or other legal action involving or related to the Plan may be brought in any court notwithstanding Section 10 of the Plan, such legal action must be brought in the United States District Court for the Northern District of New York and no other Federal or state court. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(g) Section 409A. The Plan is intended to comply with the requirements of section 409A of the Code and the regulations thereunder (“Section 409A”) and shall be interpreted and construed consistently with such intent. In the event the terms of the Plan would subject any Participant or Beneficiary to taxes or penalties under Section 409A (“409A Penalties”), the Company may amend the terms of the Plan to avoid such 409A Penalties, to the extent possible. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by a Participant or other person due to any failure to comply with Section 409A.

IN WITNESS WHEREOF, Synchrony Financial has caused this instrument to be executed by its duly authorized officer on this             day of                     ,             .

SYNCHRONY FINANCIAL

By:

Title: